    As filed with the Securities and Exchange Commission on March 21, 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                              SNOWBALL.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                    94-3316902
  (State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation or Organization)                   Identification No.)

                              Snowball.com, Inc.
                     250 Executive Park Blvd., Suite 4000
                        San Francisco, California 94134
         (Address of Principal Executive Offices, including Zip Code)

                        (1) 1999 Equity Incentive Plan
                        (2) 2000 Equity Incentive Plan
                     (3) 2000 Employee Stock Purchase Plan
                          (Full Titles of the Plans)

                               James R. Tolonen
              Chief Operating Officer and Chief Financial Officer
                              SNOWBALL.COM, INC.
                     250 Executive Park Blvd., Suite 4000
                        San Francisco, California 94134
                                (415) 508-2000
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                           Laird H. Simons III, Esq.
                             Darren L. Nunn, Esq.
                            William L. Hughes, Esq.
                              Fenwick & West LLP
                        275 Battery Street, Suite 1500
                        San Francisco, California 94111

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                              Amount         Proposed Maximum       Proposed Maximum       Amount of
                                              To Be           Offering Price            Aggregate         Registration
 Title of Securities To Be Registered       Registered           Per Share           Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value            6,573,924 (1)     $11.00 (2)             $72,313,164 (2)        $19,091

Common Stock, $.001 par value            2,687,748 (3)     $ 4.11 (4)             $11,046,645            $ 2,917

Common Stock, $.001 par value              748,045 (5)     $11.00 (4)             $ 8,228,495            $ 2,173
------------------------------------------------------------------------------------------------------------------------
               TOTAL                    10,009,717                                                       $24,181
========================================================================================================================

(1) Represents the aggregate of 6,573,924 shares available for grant under the Registrant's 2000 Equity Incentive Plan and 500,000 shares available for grant under Registrant's 2000 Employee Stock Purchase Plan.

(2) Estimated as of March 21, 2000 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Represents shares subject to options outstanding as of March 21, 2000 under the Registrant's 1999 Equity Incentive Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

(5) Represents shares subject to options outstanding as of March 21, 2000 under Registrant's 2000 Equity Incentive Plan.

                                    PART II
                                    -------
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements of the Registrant for the fiscal year ended December 31, 1999.

         (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed under
              Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES - SECURITIES TO BE PURCHASED.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Fenwick & West LLP, Palo Alto, California, will pass upon the validity of the shares of Common Stock offered hereby. An investment partnership and a partner of Fenwick & West LLP beneficially own an aggregate of 12,948 shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers, as well as directors and officers of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise when they are serving in such capacities at the request of the Registrant, to the fullest extent permitted by the Delaware General Corporation Law; (ii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except that the Registrant is not required to advance expenses to a person against whom it brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; and (iv) the

Registrant may not retroactively amend the Bylaw provisions in a way that adversely affects the indemnification provided thereunder.

         The Registrant's policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that directors and officers will be indemnified and held harmless against all expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as a director or officer of the Registrant or as directors or officers of any other corporation, partnership or enterprise when they are serving in such capacities at the request of the Registrant; except that no indemnity is provided in a derivative action in which such director or officer is finally adjudged by a court to be liable to the Company due to willful misconduct in the performance of his or her duty to the Company, unless the court determines that such director or officer is entitled to indemnification. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification and/or advancement of expenses under the indemnity agreements;
(ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws and regulations; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnity agreement requires a director or officer to reimburse the Registrant for expenses advanced only if and to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Registrant's Certificate of Incorporation, the Registrant's Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, the Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law, or otherwise.

         The indemnity agreements require the Registrant to maintain director and officer liability insurance to the extent that it is economically reasonable. The Registrant currently carries a director and officer insurance policy.

         The Registrant intends to enter into Indemnification Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and Bylaws and to provide additional procedural protections in the event of litigation. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

         Reference is also made to Section 8 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to Registrant's Registration Statement on Form S-1 (Registration No. 333-93487) originally filed with the Commission on December 23, 1999, as subsequently amended (the "Form S-1"), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between the Registrant and each of its directors and officers maybe sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

         The Registrant maintains directors' and officers' liability insurance.

         See also the undertakings set out in response to Item 9.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

        Exhibit
         Number                               Exhibit Title
         ------           ------------------------------------------------------
            4.01          Registrant's Amended and Restated Certificate of
                          Incorporation (incorporated by reference to Exhibit
                          3.01 on the Form S-1)

            4.02 Registrant's Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of the Registrant's initial public offering) (incorporated herein by reference to Exhibit 3.02 of the Form S-1)

            4.03 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.03 of the Form S-1)

            4.04 Registrant's Restated Bylaws (adopted February 22, 2000 with an effective date immediately following the Registrant's initial public offering) (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

            4.05 Form of Specimen Certificate for Registrant's common stock (incorporated herein by reference to Exhibit
                          4.01 of the Form S-1).

            4.06 Amended and Restated Investor Rights Agreement, dated as of December 20, 1999 (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

            4.07 Registrant's 1999 Equity Incentive Plan and related agreements (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

            4.08 Registrant's 2000 Equity Incentive Plan and forms of stock option agreements and stock option exercise agreements (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

            4.09 Registrant's 2000 Employee Stock Purchase Plan and forms of related agreements (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

            5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

           23.01          Consent of Fenwick & West LLP (included in Exhibit
                          5.01).

           23.02          Consent of Ernst & Young LLP, independent auditors.

           24.01          Power of Attorney (see page 5).

ITEM 9.    UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(b)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 20th day of March 2000.

                                  SNOWBALL.COM, INC.


                                  By:  /s/ James R. Tolonen
                                     -----------------------------------
                                       James R. Tolonen
                                       Chief Financial Officer and Chief
                                       Operating Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Jung and James R. Tolonen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (the "Registration Statement"), and to sign any registration statement for the same offering covered by the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 20, 2000 by the following persons in the capacities indicated:

                Signature                                                Title
                ---------                                                -----
       /s/ Mark A. Jung                            President, Chief Executive Officer
___________________________________________
               Mark A. Jung                        (Principal Executive Officer) and Director

       /s/ James R. Tolonen                        Chief Operating Officer and Chief Financial Officer
___________________________________________
               James R. Tolonen                    (Principal Financial Officer) and Director

           /s/ Janette S. Chock                    Controller and Chief Accounting Officer (Principal
___________________________________________
             Janette S. Chock                      Accounting Officer)

       /s/ Christopher Anderson                    Director
___________________________________________
            Christopher Anderson

       /s/ Richard A. LeFurgy                      Director
___________________________________________
             Richard A. LeFurgy

                                                   Director
___________________________________________
                Michael Orsak

       /s/ Robert H. Reid                          Director
___________________________________________
               Robert H. Reid

                              SNOWBALL.COM, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


        Exhibit
         Number                               Exhibit Title
         ------           ------------------------------------------------------

            4.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit
                          3.01 of the Form S-1)

            4.02 Registrant's Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of the Registrant's initial public offering) (incorporated herein by reference to Exhibit 3.02 of the Form S-1)

            4.03 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.03 of the Form S-1)

            4.04 Registrant's Restated Bylaws (adopted February 22, 2000 with an effective date immediately following the Registrant's initial public offering) (incorporated herein by reference to Exhibit 3.04 of the Form S-1.

            4.05 Form of Specimen Certificate for Registrant's common stock (incorporated herein by reference to Exhibit
                          4.01 of the Form S-1).

            4.06 Amended and Restated Investor Rights Agreement, dated as of December 20, 1999 (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

            4.07 Registrant's 1999 Equity Incentive Plan and related agreements (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

            4.08 Registrant's 2000 Equity Incentive Plan and forms of stock option agreements and stock option exercise agreements (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

            4.09 Registrant's 2000 Employee Stock Purchase Plan and forms of related agreements (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

            5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

           23.01          Consent of Fenwick & West LLP (included in Exhibit
                          5.01).

           23.02          Consent of Ernst & Young, independent auditors.

           24.01          Power of Attorney (see page 5).